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                                  EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the consolidated financial statements of Budget Group, Inc. (formerly known as Team Rental Group, Inc.) and subsidiaries as of and for the years ended December 31, 1997 and 1996, dated February 24, 1998 (except with respect to a certain matter discussed in Note 17, as to which the date is March 4, 1998) included in Budget Group, Inc.'s Annual Report on Form 10-K dated December 31, 1997, and our report on the supplemental consolidated financial statements of Budget Group, Inc. and subsidiaries as of December 31, 1997, and 1996, and for each of the three years in the period ended December 31, 1997, dated March 20, 1998, included in Budget Group, Inc.'s Current Report on Form 8-K filed on April 8, 1998, and to all references to our firm included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

April 8, 1998
Orlando, Florida